Exhibit 10.3

WOODBURN HOLDINGS LTD.
885 Pyrford Road
West Vancouver, British Columbia
Canada V7S 2A2

May 31, 2007

International Gold Corp.
789 West Pender Street, Suite 1010
Vancouver, British Columbia
Canada V6C 1H2

Ladies and Gentlemen:

RE:    Declaration of Trust

     Woodburn Holdings Ltd. holds in trust for International Gold Corp., a 100% undivided interest in the following claim:

	Date of	Date of
Claim No.	Recording	Expiration
516362	December 10, 2004	December 25, 2008

     Woodburn Holdings Ltd. will deliver full title on demand to International Gold Corp. for as long as the claims are in good standing with the Province of British Columbia.

Yours truly,

ROBERT M. BAKER
Robert M. Baker
President of Woodburn Holdings Ltd.